Exhibit 10.29

AGREEMENT FOR TERMINATION OF LEASE AND

VOLUNTARY SURRENDER OF PREMISES

This Agreement for Termination of Lease and Voluntary Surrender of Premises (this “Agreement”) is made as of the 6th day of March, 2009 (the “Execution Date”), by and between BMR-Bridgeview Technology Park II LLC, a Delaware limited liability company (“BMR”), and Cell Genesys, Inc., a Delaware corporation (“Cell Genesys”), with reference to the following:

RECITALS

A. BMR (as successor-in-interest to F&S Hayward II, LLC, a Delaware limited liability company) and Cell Genesys are parties to that certain Lease Agreement dated as of January 7, 2002 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Lease”) for premises (the “Premises”) located at that certain real property commonly known as 24590 Clawiter Road, Hayward, California, being more particularly described in the Lease.

B. Cell Genesys desires to terminate the Lease earlier than the expiration date set forth in the Lease, and BMR is willing to agree to the early termination of the Lease as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, in further consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BMR and Cell Genesys agree as follows:

1. Termination Date. BMR and Cell Genesys hereby agree that, subject only to fulfillment or waiver of the Termination Conditions (as hereinafter defined), the Lease shall terminate automatically (except for the Surviving Obligations, as hereinafter defined) without further action of BMR or Cell Genesys at 11:59 p.m. PST on March 6th, 2009 (the “Termination Date”); provided, however, BMR shall look solely to the Termination Fee for any amounts of Rent coming due in March 2009. If the Termination Conditions have not been fulfilled or waived by March 31, 2009, then, upon written notice by BMR or Cell Genesys to the other party, this Agreement shall be null and void and of no further force or effect. If neither party elects to void this Agreement pursuant to the preceding sentence by 11:59 p.m. PST on April 7, 2009, such right to void this Agreement shall be waived and this Agreement shall remain in full force and effect.

2. Termination. On the Termination Date, the Lease shall terminate, except for the Surviving Obligations. From and after the Termination Date, Cell Genesys will cease occupying the Premises pursuant to the Lease.

3. Surrender; FF&E. Notwithstanding anything in the Surrender Obligations (as hereinafter defined) to the contrary, (a) Cell Genesys shall surrender the Premises and all alterations and improvements therein to BMR on the Termination Date in their current “as is” condition with all Premises systems and equipment therein in good working order (to the extent the responsibility of Cell Genesys under the Lease) and BMR shall accept the Premises and such alterations and improvements in such condition, (b) Cell Genesys shall not remove any Tenant improvements or alterations from the Premises, (c) Cell Genesys shall not remove any fixed asset listed on Exhibit A hereto (the “Fixed Asset List”) nor remove any other similar additions and improvements built in and existing in the Premises as of the Execution Date, as such fixed assets have become an integral part of the real property referred to as the “Premises”, (d) Cell Genesys shall deliver to BMR those items set forth on the Building Turnover List attached as Exhibit B hereto (“Building Turnover List”), and BMR shall be entitled to use and disclose to third parties any marketing materials prepared by, or on behalf of Cell Genesys in connection with the Premises, but without any warranty or representation by Cell Genesys (the items listed on the Fixed Asset List and Building Turnover List being referred to herein collectively as the “FF&E”), and (e) Cell Genesys shall not be required to perform any restoration or any alterations or installations to the Premises or pay any removal costs thereof. The obligations of Cell Genesys under Sections 12.2 and 29 of the Lease, are hereinafter sometimes referred to as the “Surrender Obligations”. The parties acknowledge that the FF&E shall become the property of BMR effective upon the Termination Date, subject only to fulfillment or waiver of the Termination Conditions, and that Cell Genesis shall keep in effect any insurance required by the Lease until the fulfillment or waiver of the Termination Conditions. Cell Genesys does hereby grant, bargain, sell, transfer, assign, convey, set over and deliver unto BMR as of the Termination Date all of Cell Genesys’ right, title and interest in and to the FF&E subject only to fulfillment or waiver of the Termination Conditions.

4. Stock Purchase Agreement. Upon the satisfaction of the Termination Condition listed in Section 8(d) below (BMR’s lender shall have consented to the termination of the lease between BMR and Cell Genesys with respect to the Premises located at 24570 Clawiter Road, Hayward, California,), Cell Genesys and BioMed Realty, L.P. shall immediately execute, deliver and commence performance of the Stock Purchase Agreement in the form attached as Exhibit C (the “Stock Purchase Agreement”) providing for the issuance of 1,000,000 shares (the “Shares”) of common stock to BioMed Realty, L.P.

5. No Further Obligations. BMR and Cell Genesys agree that BMR and Cell Genesys are excused as of the Termination Date from any further obligations with respect to the Lease, excepting only the obligations herein, the Surrender Obligations and the indemnity obligations of Cell Genesys under Sections 15.1 and 29.5 of the Lease (collectively with the Surrender Obligations, the “Surviving Obligations”). In addition, nothing herein shall be deemed to limit or terminate any common law or statutory rights BMR may have with respect to Cell Genesys in connection with the Surviving Obligations.

6. Removal of Movable Personal Property. Cell Genesys agrees that the Premises shall be surrendered free of the movable personal property of Cell Genesys other than the FF&E, which movable personal property Cell Genesys shall remove from the Premises on or before the Termination Date. Any movable personal property of Cell Genesys other than the FF&E remaining in the Premises as of the Termination Date shall be deemed to be abandoned by Cell Genesys and may be disposed of by BMR, in BMR’s sole discretion, without obligation or liability to Cell Genesys.

7. Release of Liability. As of the Termination Date, except as set forth herein and except for the Surviving Obligations, each of BMR and Cell Genesys releases and exculpates the other from any claim, action, cause of action, obligation, cost, demand and liability of every type and nature, known and unknown, arising from or connected with the Lease or from the termination of the Lease. The foregoing releases extend to all rights of BMR and Cell Genesys under Section 1542 of the California Civil Code and any similar law of any state or territory of the United States, which are hereby expressly waived and relinquished by BMR and Cell Genesys. Section 1542 reads:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Cell Genesys’ Initials	BMR’s Initials

8. Termination Conditions. The termination of the Lease shall be subject to the fulfillment or waiver of the following conditions for the benefit of BMR (collectively, the “Termination Conditions”): (a) Cell Genesys shall have paid the Termination Fee (as defined below) within two business days after written notification from BMR that it has received the lender consent described in clause (d) below, (b) Cell Genesys shall have delivered, or caused to have been delivered, to BMR a share certificate in BMR’s name representing the Shares within two business days after the mutual execution of the Stock Purchase Agreement, (c) Cell Genesys shall have delivered to BMR the FF&E and (d) BMR’s lender shall have consented to the termination of the lease between BMR and Cell Genesys with respect to the Premises located at 24570 Clawiter Road, Hayward, California.

9. Termination Fee. Cell Genesys shall pay to BMR in immediately available funds, in consideration of BMR’s agreement to terminate the Lease, a payment in the amount of Three Million Three Hundred Ten Thousand Five Hundred Thirty-Six Dollars ($3,310,536) (the “Termination Fee”). BMR acknowledges that all Base Rent and Additional Rent payable by Cell Genesys under the Lease up to and including February 28, 2009 have been paid.

10. Return of Letter of Credit. BMR and Cell Genesys acknowledge and agree that BMR is holding a security deposit in the form of a standby letter of credit in the amount of $990,000 (the “Letter of Credit”). Notwithstanding anything in the Lease to the contrary, provided that the Lease is terminated in accordance with this Agreement, within 10 business days following the occurrence of the last of the Termination Conditions, BMR shall deliver to Cell Genesys the original Letter of Credit along with a letter on BMR’s letterhead instructing the issuing bank to cancel the Letter of Credit.

11. No Assignment, Subletting or Encumbrances. Cell Genesys represents and warrants that it has not assigned, subleased, mortgaged, pledged, encumbered or otherwise transferred any interest in the Lease or the FF&E and that Cell Genesys holds the entire lessees’ interests in the Premises conveyed by the Lease as of the Execution Date. Notwithstanding anything to the contrary set forth in the Lease, Cell Genesys shall not assign, sublease, mortgage, pledge, encumber or otherwise transfer any interest in the Lease or the FF&E prior to the Termination Date. Cell Genesys further represents and warrants that its title to the FF&E is free and clear of all liens, mortgages, pledges, security interests, prior assignments (other than those that have been disclosed to BMR in writing), encumbrances and claims of any nature, and agrees to indemnify BMR for all losses, costs and expenses (including reasonable attorneys’ fees) incurred by BMR as a result of a breach of such representation and warranty. Cell Genesys hereby assigns and transfers to BMR any third-party warranty to or guaranty of the FF&E to the extent transferrable and hereby expressly disclaims any other warranty, express or implied, whatsoever with respect to the FF&E.

12. No Further Modification/Counterparts/Authorization/Waiver. This Agreement may not be modified or terminated except in writing signed by all parties. This Agreement may be executed in counterparts which, taken together, will constitute one agreement binding on the parties. The persons signing below represent and warrant that they are duly authorized to execute this Agreement. No covenant or condition of this Agreement in favor of any party shall be deemed waived unless expressly waived in writing by an officer of such party.

13. Successors and Assigns. The covenants and agreements herein contained shall inure to the benefit and be binding upon the parties and their respective successors and assigns, whether by merger, sale, consolidation or otherwise.

14. Attorneys’ Fees. In the event of a dispute between the parties, the prevailing party shall be entitled to have its reasonable attorneys’ fees and costs paid by the other party.

15. Conflict of Laws. This Agreement shall be governed by the laws of the state in which the Premises are located.

16. Headings. Section headings in this Agreement are for convenience of reference only, and shall not be construed to affect or modify the substantive meaning of any Section hereof.

17. Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intent of the parties hereto that the remainder of this Agreement, and the validity, enforceability and legality thereof, shall not be affected or impaired thereby in any way.

18. Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Agreement and made a part hereof.

19. Brokers. Cell Genesys and BMR each represents and warrants that no broker, agent or other person (collectively, “Broker”) is owed any commission or other form of compensation in connection with the execution and delivery of this Agreement. Cell Genesys and BMR each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Cell Genesys or BMR, as applicable, with regard to this Agreement.

20. Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at the following addresses:

If to BMR:

BMR-Bridgeview Technology Park II LLC

17190 Bernardo Center Drive

San Diego, CA 92128

Attn: Vice President, Development

with a copy to:

BMR-Bridgeview Technology Park II LLC

17190 Bernardo Center Drive

San Diego, CA 92128

Attn: Vice President, Real Estate Counsel

If to Cell Genesys:

400 Oyster Point Boulevard, Suite 525

South San Francisco, CA 94080

Attn: Sharon Tetlow

with a copy to:

Holme Roberts & Owen LLP

560 Mission Street 25th Floor

San Francisco, CA 94105

Attn: Kenneth R. Whiting. Esq.

BMR and Cell Genesys may from time to time by written notice to the other designate another address for receipt of future notices.

21. Consultant Consent. BMR, or an affiliate of BMR, may engage as consultants certain employees or former employees designated by Cell Genesys (the “Designated Personnel”) to assist in the assessment of the suitability of the Premises for various future uses and tenants (the “Suitability Assessment”). Cell Genesys hereby (a) consents to the participation of such Designated Personnel in the Suitability Assessment to the extent that such participation is limited to providing Suitability Information (as defined below) and (b) waives any duty of confidentiality of the Designated Personnel to Cell Genesys with regard to Suitability Information that may be provided by the Designated Personnel in connection with the Suitability Assessment. For the purposes of this Section 21, “Suitability Information” shall mean information related to the physical characteristics of the manufacturing plant and equipment, the general operational aspects of the manufacturing plant and equipment, and the general capacity and utility flows associated with the manufacturing plant and equipment, but expressly excluding any information related to Cell Genesys personnel matters, financial matters (except financial matters relating to the lease or purchase of the FF&E), clinical data, proprietary processes, intellectual property (including, without limitation, trade secrets) and any other information not reasonably related to the physical characteristics of the manufacturing plant and equipment and general operational aspects of the activities previously employed at the Premises by Cell Genesys.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BMR:

BMR-BRIDGEVIEW TECHNOLOGY PARK II LLC, a Delaware limited liability company

By:	/S/ KENT GRIFFIN
Name:	Kent Griffin
Its:	President

CELL GENESYS:

CELL GENESYS, INC., a Delaware corporation

By:	/S/ SHARON TETLOW
Name:	Sharon Tetlow
Its:	CFO

EXHIBIT C

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is executed and effective as of                     , 2009 by and between Cell Genesys, Inc., a Delaware corporation (the “Company”), and BioMed Realty, L.P., a Maryland limited partnership (“BioMed”).

RECITALS

WHEREAS, pursuant to the terms of that certain Agreement for Termination of Lease and Voluntary Surrender of Premises between the Company and BMR-Bridgeview Technology Park II LLC, a Delaware limited liability company (the “Landlord”), dated as of March 6, 2009 (the “Termination Agreement”), the Company and the Landlord terminated the Lease Agreement dated as of January 7, 2002 between the Landlord (as successor in interest to F & S Hayward II, LLC, a Delaware limited liability company) and the Company, subject to the satisfaction of certain Termination Conditions, as defined in the Termination Agreement;

WHEREAS, the Termination Condition contained in Section 8(d) of the Termination Agreement has been satisfied as of the date hereof; and

WHEREAS, in accordance with Section 4 of the Termination Agreement, the Company and BioMed, the sole member of Landlord, enter into this Agreement pursuant to which the Company shall issue to BioMed, and BioMed acquire from the Company, an aggregate of One Million (1,000,000) shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions specified herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Issuance of Shares.

1.1 Issuance of Shares. On the date hereof and subject to the terms and conditions of this Agreement, in consideration of entering into the Termination Agreement and for other good and valuable consideration the sufficiency of which is hereby recognized, the Company agrees to issue to BioMed, and BioMed agrees to acquire from the Company, the Shares.

1.2 Delivery of Shares. No later than two (2) business days following the date hereof, the Company shall deliver to BioMed or cause to be delivered to BioMed, a share certificate registered in BioMed’s name representing the Shares that BioMed is to receive from the Company.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to BioMed as of the date hereof, and with respect to Sections 2.7, 2.8, 2.9 and 2.10 for so long as BioMed holds the Shares, as follows:

2.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted, and is qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the conduct of its business requires such qualification.

2.2 Authorization. All corporate action on the part of the Company, its respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Shares has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Shares being purchased by BioMed hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights of the Company’s stockholders or others.

2.3 Percentage of Outstanding Stock. The Shares represent less than five percent (5.0%) of the voting interest and less than five percent (5.0%) of the value of the outstanding stock of the Company.

2.4 Securities Laws. Subject to the accuracy of the representations and warranties of BioMed set forth in Section 3 below, the offering, issuance and sale of the Shares to BioMed is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (“Securities Act”) by virtue of Rule 506 of Regulation D promulgated by the Securities Act, and no consent, approval, qualification, registration or filing under any federal or state securities law is required in connection therewith, except for the filing of a Form D, which shall be filed with the Securities and Exchange Commission after the Shares are issued and which the Company agrees to file in a timely manner whenever required. Rule 506 of Regulation D is available to the offering, issuance, sale and delivery of the Shares to BioMed because, among other things, (1) there has been no general solicitation or general advertisement in connection with such offering, issuance and sale to BioMed, and (2) there are no other offerings of securities of the Company which could be integrated with the offering, issuance and sale of the Shares contemplated by this Agreement.

2.5 Restrictions. The Shares will be free of restrictions on transfer other than restrictions on transfer set forth in this Agreement.

2.6 No Violation. Neither the execution, delivery and performance of this Agreement by the Company nor the issuance, sale and delivery of the Shares contemplated hereby will violate, conflict with or result in any breach of any of the terms, conditions or provisions of, constitute a default under, or require any consent not obtained as of the date hereof under, (1) the certificate of incorporation or by-laws of the Company, (2) any agreement, contract, arrangement or understanding to which the Company is a party (including, but not limited to, any shareholders’ or similar agreements), or (3) any statute or any rule, regulation, order, judgment or decree of any court or other governmental body applicable to the Company.

2.7 Health Care / Lodging Facilities. The Company does not operate or manage any health care facilities (including a congregate care facility or assisted living facility) or lodging facilities or provide any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated.

2.8 Annual Reports. The Company shall furnish to BioMed, as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, audited, consolidated annual financial statements certified by an independent certified public accountant and prepared in accordance with U.S. GAAP; provided, however, that so long as the Company remains subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may satisfy this requirement by the timely filing of such financial statements with the Securities and Exchange Commission.

2.9 Quarterly Information. The Company shall furnish to BioMed, as soon as practicable and in any event within 15 days after the end of each calendar quarter, (i) a capitalization table setting forth all of the capital stock issued and outstanding or issuable by the Company, including the value of such capital stock, the voting power of such capital stock and the rights of such capital stock to appoint directors of the Company; provided, however, that so long as the Company remains subject to the reporting requirements of the Exchange Act, the Company may satisfy this requirement by timely filing its quarterly reports on Form 10-Q and annual report on Form 10-K with the Securities and Exchange Commission; and (ii) such other information as is reasonably requested by BioMed to be necessary or helpful to monitor BioMed’s compliance with the requirements relating to the status of BioMed or its affiliates as a real estate investment trust for federal income tax purposes.

2.10 Notification. In the event that the Company becomes aware of any event which has resulted or which may result in the Shares held by BioMed constituting greater than five percent (5.0%) of the voting interest and/or greater than five percent (5.0%) of the value of the outstanding stock of the Company, the Company shall immediately notify BioMed, and in no event later than five (5) days after the occurrence of such event.

3. Representations and Warranties of BioMed to the Company. BioMed hereby represents and warrants to the Company as of the date hereof that:

3.1 Authorization. All corporate action on the part of BioMed, its respective officers, directors, members and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of BioMed hereunder, has been taken, and such Agreement constitutes a valid and legally binding obligation of BioMed, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability or specific performance, injunctive relief, or other equitable remedies.

3.2 No Violation. Neither the execution, delivery and performance of this Agreement by BioMed nor the acquisition by BioMed of the Shares will violate, conflict with or result in any breach of any of the terms, conditions or provisions of, constitute a default under, or require any consent not obtained as of the date hereof under, (1) the certificate of incorporation or by-laws of BioMed, (2) any agreement, contract, arrangement or understanding to which BioMed is a party (including, but not limited to, any shareholders’ or similar agreements), or (3) any statute or any rule, regulation, order, judgment or decree of any court or other governmental body applicable to BioMed.

3.3 Purchase Entirely for Own Account. This Agreement is made with BioMed in reliance upon BioMed’s representation to the Company, which by BioMed’s execution of this Agreement BioMed hereby confirms, that the Shares to be received by BioMed will be acquired for investment for BioMed’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that BioMed has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, BioMed further represents that BioMed does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

3.4 Investment Experience. BioMed is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. BioMed acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. BioMed also represents it has not been organized solely for the purpose of acquiring the Shares.

3.5 Restricted Securities. BioMed understands that the Shares it is purchasing are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, BioMed represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.6 Legends. It is understood that the certificate(s) evidencing the Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

4. Notification. BioMed agrees to promptly notify the Company after it disposes of all of the Shares issued to BioMed hereunder.

5. Lock-Up. BioMed will not, during the period ending 90 days after the date of issuance of the Shares, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Shares, or any securities convertible into or exercisable or exchangeable for the Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares or such other securities, in cash or otherwise. In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

6. Piggyback Registration. If at any time prior to 90 days after the date of issuance of the Shares (but without any obligation to do so) the Company proposes to register any additional shares of its Common Stock or other securities under the Securities Act in connection with the public offering of such securities (other than (a) a registration statement relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan, (b) a registration statement on Form S-4, or (c) a registration statement on a form not available for registering the Shares), the Company shall, at such time, promptly give BioMed written notice of such registration. Upon the written request of BioMed given within five (5) days after mailing of such notice by the Company, the Company shall use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Shares that BioMed has requested to be registered (subject to any limitations or cutbacks that may be required by an underwriter if such public offering is an underwritten public offering); provided, however, that the Company shall have the right to postpone or withdraw any registration statement pursuant to this Section 6 without obligation to BioMed.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

7.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission (with confirmation), if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to BioMed, at 17190 Bernardo Center Drive, San Diego, CA 92128, Attn: General Counsel/Corporate Legal; and (ii) if to the Company, at the address or facsimile number of the Company’s principal corporate offices, or at such other address as a party may designate by ten days’ advance written notice to the other party pursuant to the provisions above.

7.6 Costs and Expenses. Each party shall pay its respective expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including the fees and out-of-pocket expenses of legal counsel.

7.7 Amendment and Waivers. Any term of this Agreement may be amended and the severance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

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The parties have executed this Stock Purchase Agreement as of the date first above written.

CELL GENESYS, INC.

By:
Name:
Title:	Chief Financial Officer

BIOMED REALTY, L.P.

By:
Name:
Title:

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